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                                                                    EXHIBIT 10.9



                    TEXAS RESEARCH AND TECHNOLOGY FOUNDATION

                                LEASE AGREEMENT

         The Texas Research and Technology Foundation (the "Foundation") is a Texas non-profit corporation, with its principal place of business in San Antonio, Texas. One of its purposes is to provide space for certain small scientific and technical enterprises. In carrying out this purpose, the Foundation desires to lease space to Biovensa Inc. (the "Tenant"), a Delaware corporation, with its principal place of business in San Antonio, Texas, and the Tenant desires to lease such space from the Foundation.

         Accordingly, in return for mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows, effective as of October 1, 1994 (the "Effective Date"):

         1. The Foundation hereby leases to the Tenant, and the Tenant hereby leases from the Foundation, as of the Effective Date, an area of approximately 480 square feet in a building located at 14785 Omicron Drive, San Antonio, Texas, 78245, as shown more fully on Exhibit A which is attached hereto and incorporated herein. The area that is leased hereunder, together with the common areas that are located inside and outside the building, (collectively, the "Premises") will be available to the Tenant during this Lease to use as its principal place of business in accordance with the terms set out herein. The Tenant specifically agrees that the Premises will be used only as an office and not for any other purpose, unless the Foundation otherwise agrees in writing.

         2. In addition to the other rights that are granted to the Tenant under this Lease, the Foundation, without further charge, will permit the Tenant exclusive use of the fixtures and items of personal property which are presently located in the space that is the subject hereof, or are being installed for the Tenant's use by the Foundation and Tenant. The Foundation will also provide, without charge, water, gas and other building services that are similar to services supplied to all other tenants. All benefits provided to the Tenant by the Founder hereunder will be provided WITHOUT ANY EXPRESSED OR IMPLIED WARRANTIES OF ANY NATURE WHATSOEVER, INCLUDING THOSE OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

         3. The Lease will continue for a term of six (6) months from the Effective Date. The tenant shall have the option to terminate the Lease
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with thirty (30) days written notice.  Although the parties anticipate that it will continue through the term, the Lease may be terminated by the Foundation upon thirty (30) days notice if the Tenant fails to substantially comply with the terms and fails to cure such default within thirty (30) days after written notice hereof. The Lease may also be terminated by the Foundation as elsewhere provided herein.

Notwithstanding the foregoing, the Foundation shall give Tenant written notice of its failure to pay rent when due (as hereinafter provided) and Tenant shall have seven (7) days after delivery of written notice from the Foundation as (hereinafter provided) of the default in which to pay all rent when due and owing; and the Foundation shall give Tenant written notice of its failure to comply with any other term of this lease, excluding the obligation to pay rent when due, and Tenant shall have thirty (30) days after delivery of written notice from the Foundation (as hereinafter provided) of the default in which to cure the default.

If, after written notice of default and the expiration of the appropriate cure period, tenant has not cured a monetary or nonmonetary default, then the Foundation may terminate this Lease by giving written notice of termination to Tenant and Tenant hereby agrees to vacate the Premises (as hereinafter provided). The Lease may also be terminated by the Foundation as elsewhere provided herein.

         4. As consideration for the matters contained in this lease, the Tenant will pay the Foundation the sum of three hundred sixty dollars and no/100 ($360.00) per month as rent during the initial term of the Lease. If Tenant desires to renew the Lease at the expiration of the initial term, the Tenant shall give the Foundation written notice at least sixty (60) days prior to the expiration of the initial term. All rental rates, terms and conditions shall be negotiated at least thirty (30) days prior to the expiration of the initial term, or any subsequent renewal terms, as appropriate. All sums will be paid at the office of the Foundation in Bexar County, Texas, regularly, in advance, on or before the first (1st) day of each and every calendar month, and any payment that is not made within 7 days after due date shall bear interest at the highest applicable rate provided by law. If this Lease, or any subsequent Lease begins or ends on a date other than the first or last day of a calendar month, the rent due for that month will be prorated.

         5. The Foundation, at its expense, will maintain the building and land on which the Premises are located in good condition, ordinary wear and tear excepted, provided that the Tenant will be required to repair any damage which has been caused by its own acts or omissions, ordinary
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wear and tear excepted.  If, however, the Premises are materially damaged by fire or other casualty, and the Foundation determines that it is not reasonable to continue to operate the building, the Foundation may elect to close the building and terminate this Lease, by giving not less than thirty (30) days prior written notice thereof to the Tenant.

         6. The Tenant, at its expense, will maintain the area that is the subject of this Lease in a clean and neat condition at all times and will make all repairs or replacements that may be required as a result of its activities, ordinary wear and tear excepted. The Tenant will not, without the prior written consent of the Foundation, bring any hazardous or toxic substances onto the Premises or take any other action with respect to the Premise which may result in an increase in the insurance premiums of the Foundation or a reduction in the value of the building or land on which the Premises are located. Tenant shall comply with all state and federal laws, ordinances, rules and regulations applicable to the Tenant and/or the Premises, and its use and operation, including, but not limited to (a) the Americans with Disabilities Act of 1990, and (b) OSHA standards, including, but not limited to, 29 C.F.R. S 1910.1030, and Tenant shall comply with all, and not violate any, easements, restrictions, agreements, covenants and conditions with respect to or affecting the Premises, or any part thereof; provided, however, that the Foundation is responsible for ensuring that the building complies with all of the requirements of the Americans With Disabilities Act of 1990, and for any and all expenses related to that compliance.

         7. The Foundation may, from time to time, publish rules governing the conduct of tenants and it may modify these rules within reasonable bounds and/or within areas currently contemplated by existing rules in order to continue to provide a beneficial environment for all of its tenants. The Tenant will comply with such rules, regardless of whether they now or hereafter exist as long as they are consistent with the terms of this lease and not detrimental to the operation of Tenants's business. In this connection, if the Foundation concludes in the future that such a rule should be implemented or modified, it will so notify the Tenant in writing and thirty (30) days thereafter the rule, as implemented or modified, will apply to this Lease, and govern the conduct of the Tenant, just as if it were initially set forth herein.

         8. The Tenant will pay all costs and expenses that relate to its affairs. Nothing herein shall make the Tenant a partner, joint venturer, agent or employee of the Foundation or create any duty on the part of the Foundation to provide any financial or administrative support to the Tenant. Notwithstanding the foregoing, the Tenant will obtain and
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maintain liability insurance coverage throughout this Lease in the amount of
Five Hundred Thousand Dollars ($500,000.00), with such terms as the Foundation may reasonably require, and the Foundation will be named therein as an additional insured. Nothing herein shall make the Foundation a partner, joint venturer or agent of Tenant nor give the Foundation any rights of ownership to Tenant's technology.

         9. The Tenant will indemnify and hold the Foundation and its directors, officers and employees harmless from any losses, damages and expenses that are hereafter brought against the Foundation, or its directors, officers or employees as a result of any act or omission of the Tenant relating to the Premises or this Agreement, regardless of whether such demand, claim, cause of action or proceeding is also based in whole or in part on the negligence or alleged negligence of the Foundation, or its directors, officers or employees. The Foundation will indemnify and hold Tenant and its directors, officers and employees harmless from any losses, damages and expenses arising from any demands, claims, cause of action or other proceedings that are hereafter brought against Tenant, or its directs, officers or employees as a result of any act or omission of the Foundation relating to the Premises or this Agreement, regardless of whether such demand, claim, cause of action or proceeding is also based in whole or in part on the negligence or alleged negligence of the Tenant, or its directors, officer or employees.

         10. This Lease will terminate as provided herein and upon the date of the termination the Tenant will vacate the Premises and return the Premises in good condition together with all fixtures and items of Foundation's personal property that have been provided hereunder, normal wear and tear excepted. Sometime during the term of the Lease, regardless of any other provision of this Lease, the Foundation may desire to exchange the area that it hereby leased to the Tenant for comparable space and facilities in the same building. The Foundation shall notify the Tenant in writing of its desire and thereafter the Tenant will have a period of sixty (60) days to consider such exchange. In the event of such exchange, the Foundation will compensate Tenant for cost incurred to exchange the space and facilities and perform the exchange in a timely manner so as not to cause Tenant loss of revenue during the exchange.
If the Tenant does not agree to such exchange within this period, then this lease shall immediately terminate.

         11. Any notices that are to be given under this Lease shall be considered given if written and delivered in person or three (3) days after
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deposited with the United States Postal Service, postage prepaid, to be delivered to the other party by registered and certified mail at the address set forth next to the signatures below or such other address as may be designated in writing.

         12. This Lease shall be governed and construed in accordance with the laws of Texas. It contains the entire agreement between the parties relating to the Premises and their use and it will not be modified in any way other than by a written document that has been signed by both parties. If any question arises in the future regarding the Lease, it shall be resolved in accordance with the laws of Texas. The Lease may not be assigned or sublet by the Tenant to any third party, and control of the tenant may not be transferred to any third party, without the prior written consent of the Foundation.

EXECUTED this 28th day of October, 1994.



         TEXAS RESEARCH AND TECHNOLOGY
         FOUNDATION, a Texas non-profit corporation

By:      York Duncan



Name:            /s/ YORK DUNCAN
                 -----------------------------
Title:           Park Manager
                 -----------------------------
                 Address:  14785 Omicron Drive
                 San Antonio, Texas  78245


         TENANT:  Biovensa Inc.

By:      Richard L. Love



Name:            /s/ RICHARD L. LOVE
                 -----------------------------

Title:                    President
                 -----------------------------
Address:         14785 Omiron Dr.
                 San Antonio, TX  78245